Exhibit 99.1

PRESS RELEASE

February 22, 2006

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams, Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports Record 2005 Year End Results

ENGELHARD, N.C.- ECB Bancorp, Inc. (NASDAQ: ECBE) (“ECB” or the “Company”) today announced its results for the three and twelve months ended December 31, 2005.

Net income for the twelve months ended December 31, 2005 was $4.9 million or $2.37 per diluted share, which generated a Return on Average Assets (“ROAA”) of 0.93% and a Return on Average Equity (“ROAE”) of 14.56%. Net income for the twelve months ended December 31, 2004 was $3.3 million or $1.60 per diluted share, which generated a ROAA of 0.68% and a ROAE of 10.11%.

Net income for the quarter ended December 31, 2005 was $1.3 million or $0.62 per diluted share. For the quarter ended December 31, 2004, the Company reported a net loss of $84 thousand or a loss of $0.04 per diluted share. The fourth quarter results in 2004 included an other-than-temporary impairment non-cash charge of $1.4 million related to $5.7 million face value of perpetual preferred stock issued by Federal National Mortgage Association and Federal Home Loan Mortgage Corporation, both Government sponsored entities. This charge was partially offset by a reduction in the accrual for our annual incentive plan by $168 thousand (net of taxes) to reflect the effect of the write-down on the 2004 operating results. Additional year-end highlights include:

•	Net interest income for 2005 rose 13.1% to $19.0 million from $16.8 million a year ago. Net interest income for the quarter ended December 31, 2005 rose 11.1% to $5.0 million from $4.5 million in the quarter ended December 31, 2004.

•	Net interest margin for 2005 was 4.16%, an improvement of 12 basis points over 2004.

•	Non-interest income for 2005 increased 29.2% to $6.2 million from $4.8 million in 2004.

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•	Consolidated assets increased 9.13% to $547.7 million at December 31, 2005 from $501.9 million at December 31, 2004.

•	Investments decreased 6.8% to $104.7 million at December 31, 2005. The proceeds from the sale and maturity of securities in our investment portfolio were primarily reinvested in higher-yielding loans.

•	Loans increased 17.4% to $386.8 million at December 31, 2005 from $329.5 million at December 31, 2004.

•	Deposits increased 13.2% to $465.2 million at December 31, 2005 from $411.1 million at December 31, 2004.

•	Declared quarterly dividends totaling $0.64 per share for the year, a 12.3% increase over the prior year.

Arthur H. Keeney, III, President and Chief Executive Officer commented: “2005 was another fine year for ECB Bancorp, Inc. Our solid performance underscores the continued focus on the successful implementation of our core strategies: grow the loan portfolio while maintaining high asset quality, grow core deposits, increase non-interest income, control expenses and make strategic investments in new communities, all resulting in increased shareholder value.

“We replaced two branches last year. On January 30, 2006, we moved into a new, full-service branch facility in Hertford, NC and moved out of our small branch office in a shopping center on Highway 17. Additionally, on February 6, 2006, we moved into a new larger branch facility in Southern Shores to meet the ever-growing needs of our customers in that market. With these replacement facilities and the completion of our new corporate headquarters building (opened January 2005), the organization can now return its focus to a variety of growth opportunities available in many of its current North Carolina markets including Greenville, New Bern, Currituck County and the greater Wilmington area.

“By the fall of 2005, we had concluded that our credit card operation, because of its small scale, was no longer an appropriate strategic fit within our core competencies. Accordingly, in October 2005, we sold the card portfolio consisting of approximately $2.7 million in outstanding balances. The resulting gain of approximately $375 thousand (pre-tax) on this sale was partially offset by accelerated depreciation expense taken during 2005 of $162 thousand on the Southern Shores office as it was being replaced by a new facility. The non-recurring gain on the credit card portfolio reflected in our 2005 financial results is similar to our $317 thousand (pre-tax) non-recurring gain in 2004 from insurance proceeds for property damage sustained during Hurricane Isabel in the fall of 2003.

“We look forward to another solid year in 2006 as we continue our efforts to build strong customer relationships and to hire and motivate exceptional people. Our goals of high asset quality, strong capital, prudent reserves and solid profitability are all designed to leverage the ECB reputation and build long-term shareholder value.

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“We are also saddened by the passing in November of Mrs. Anna Mae Gibbs, mother of Director Greg Gibbs and the wife of our former Director C. Gilbert Gibbs, who predeceased her in 2001. The Gibbs are significant shareholders and long-term supporters of our institution and have played an important role in our historical success.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new full-service branches in Morehead City and Wilmington. The Bank also provides mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq Capital Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and general economic conditions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

See financial attachments (3 pages)

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2005 and 2004

	December 31, 2005	December 31, 2004
Assets
Non-interest bearing deposits and cash	$17,042,013	$26,752,800
Federal funds sold	1,796,521	1,510,468

Total cash and cash equivalents	18,838,534	28,263,268

Investment securities
Available-for-sale, at market value (cost of $107,083,612 and $112,787,121 at December 31, 2005 and 2004, respectively)	104,723,190	112,321,137

Loans	386,786,075	329,530,355
Allowance for loan losses	(4,650,000)	(4,300,000)

Loans, net	382,136,075	325,230,355

Real estate acquired in settlement of loans, net	—	34,500
Federal Home Loan Bank common stock, at cost	1,947,700	1,946,500
Bank premises and equipment, net	18,859,563	16,939,045
Accrued interest receivable	3,562,173	2,758,558
Bank owned life insurance	7,435,953	6,691,215
Other assets	10,182,899	7,705,252

Total	$547,686,087	$501,889,830

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$98,889,732	$86,215,997
Demand interest bearing	94,423,170	94,924,075
Savings	22,817,684	23,178,796
Time	249,077,301	206,814,091

Total deposits	465,207,887	411,132,959

Accrued interest payable	1,523,792	970,081
Short-term borrowings	23,597,641	23,006,740
Long-term obligations	18,310,000	31,310,000
Other liabilities	4,481,352	3,392,837

Total liabilities	513,120,672	469,812,617

Shareholders’ equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,040,042 and 2,038,242 in 2005 and 2004, respectively	7,140,148	7,133,848
Capital surplus	5,407,703	5,360,003
Retained earnings	23,724,185	20,176,100
Deferred compensation - restricted stock	(254,961)	(306,157)
Accumulated other comprehensive loss	(1,451,660)	(286,581)

Total shareholders’ equity	34,565,415	32,077,213

Total	$547,686,087	$501,889,830

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and twelve months ended December 31, 2005 and 2004 (unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
Interest income:
Interest and fees on loans	$6,831,442	$5,079,306	$24,012,036	$18,201,643
Interest on investment securities:
Interest exempt from federal income taxes	274,111	276,103	1,134,923	1,081,083
Taxable interest income	814,095	777,377	3,104,789	3,251,830
Dividend income	—	18,783	36,551	90,695
FHLB stock dividends	16,967	11,797	73,866	44,277
Interest on federal funds sold	52,485	20,475	241,139	73,047

Total interest income	7,989,100	6,183,841	28,603,304	22,742,575

Interest expense:
Deposits:
Demand accounts	163,485	97,734	536,153	373,528
Savings	29,255	29,242	116,298	113,214
Time	2,303,170	1,149,103	6,991,631	3,785,856
Short-term borrowings	125,188	85,706	467,866	242,752
Long-term obligations	381,912	353,461	1,539,323	1,404,995

Total interest expense	3,003,010	1,715,246	9,651,271	5,920,345

Net interest income	4,986,090	4,468,595	18,952,033	16,822,230
Provision for loan losses	416,864	228,734	756,864	803,734

Net interest income after provision for loan losses	4,569,226	4,239,861	18,195,169	16,018,496

Noninterest income:
Service charges on deposit accounts	852,288	838,074	3,323,332	3,386,809
Other service charges and fees	533,714	431,163	2,056,974	1,692,494
Net gain on sale of securities	17,073	12,060	107,148	308,176
Impairment charge on investments	—	(1,388,275)	—	(1,388,275)
Income from bank owned life insurance	65,019	69,099	255,228	288,297
Gain on proceeds of insurance settlement	—		—	396,364
Gain on sale of credit card portfolio	375,110	—	375,110	—
Other operating income	18,581	29,485	107,378	117,644

Total noninterest income	1,861,785	(8,394)	6,225,170	4,801,509

Noninterest expenses:
Salaries	1,688,852	1,498,420	6,650,565	5,873,527
Retirement and other employee benefits	648,044	317,039	2,623,659	2,126,130
Occupancy	498,127	322,739	1,559,055	1,301,242
Equipment	402,341	415,351	1,701,295	1,695,632
Professional fees	83,816	95,083	469,094	316,297
Supplies	78,021	74,880	330,119	328,871
Telephone	110,987	104,909	497,556	389,298
Postage	62,220	71,686	219,417	237,928
Other operating expenses	1,003,083	814,985	3,414,206	3,246,286

Total noninterest expenses	4,575,491	3,715,092	17,464,966	15,515,211

Income before income taxes	1,855,520	516,375	6,955,373	5,304,794
Income taxes	586,762	600,000	2,101,951	2,025,000

Net Income taxes	$1,268,758	$(83,625)	$4,853,422	$3,279,794

Net income per share – basic	$0.63	$(0.04)	$2.41	$1.63
Net income per share - diluted	$0.62	$(0.04)	$2.37	$1.60
Weighted average shares outstanding - basic	2,014,874	2,014,874	2,014,879	2,016,680
Weighted average shares outstanding - diluted	2,045,044	2,014,874	2,046,129	2,044,201

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

	12/31/05	9/30/05	6/30/05	3/31/05	12/31/04
	(Dollars in thousands, except per share data)
Income Statement Data:
Interest income	$7,989	$7,532	$6,841	$6,241	$6,184
Interest expense	3,003	2,565	2,216	1,867	1,715

Net interest income	4,986	4,967	4,625	4,374	4,469
Loan loss provision	417	150	90	100	229
Noninterest income	1,862	1,537	1,618	1,207	(9)
Noninterest expense	4,575	4,355	4,369	4,166	3,715
Income taxes	587	632	519	363	600

Net income	$1,269	$1,367	$1,265	$952	$(84)

Per Share Data and Shares Outstanding:
Basic net income	$0.63	$0.68	$0.63	$0.47	$(0.04)
Diluted net income	.62	0.67	0.62	0.47	0.04)
Cash dividends declared	.16	0.16	0.16	0.16	0.1425
Book value at period end	16.94	16.86	16.49	15.66	15.74
Dividend payout ratio	25.40%	23.53%	25.40%	34.04%	N/M
Weighted-average number of common shares outstanding:
Basic	2,014,874	2,014,874	2,014,872	2,014,874	2,014,874
Diluted	2,045,044	2,047,098	2,044,091	2,044,430	2,014,874
Shares outstanding at period end	2,040,042	2,040,042	2,040,042	2,038,242	2,038,242

Balance Sheet data:
Total assets	$547,686	$542,782	$541,136	$516,335	$501,890
Loans	386,786	370,875	361,665	336,429	329,530
Allowance for loan losses	4,650	4,588	4,449	4,380	4,300
Investments	104,723	113,285	104,448	109,093	112,321
Premises and equipment, net	18,763	18,193	17,539	17,464	16,939
Total deposits	465,208	457,059	455,622	420,959	411,133
Short-term borrowings	23,598	27,513	15,399	27,983	23,007
Long-term obligations	18,310	18,310	31,310	31,310	31,310
Shareholders’ equity	34,565	34,395	33,637	31,919	32,077

Selected Performance Ratios:
Return on average assets	0.93%	1.02%	0.98%	0.76%	(0.07)%
Return on average shareholders’ equity	14.72%	16.18%	15.50%	11.77%	(1.03)%
Net interest margin	4.16%	4.20%	4.14%	4.15%	4.07%
Efficiency ratio	65.17%	65.13%	67.52%	72.18%	79.97%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.02%	0.04%	0.28%	0.03%	0.03%
Allowance for loan losses to period-end loans	1.20%	1.24%	1.23%	1.30%	1.30%
Allowance for loan losses to nonperforming loans	7,154%	2,753%	433%	5,022%	4,175%
Net charge-offs to average loans (annualized)	0.23%	0.01%	0.02%	0.02%	0.04%

Capital Ratios
Equity-to-assets Ratio	6.31%	6.34%	6.22%	6.18%	6.39%
Leverage Capital Ratio	8.43%	8.35%	8.50%	8.64%	8.43%
Tier 1 Capital Ratio	10.32%	10.46%	10.38%	10.81%	10.86%
Total Capital Ratio	11.36%	11.53%	11.43%	11.94%	11.96%

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